EXHIBIT 23.2

C O N S E N T    O F    E R N S T    &    Y O U N G    L L P,    I N D E P E N D E N T    A U D I T O R S

To the Board of Directors and Stockholders
Data I/O Corporation

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-81986, No. 333-20657 and No. 33-66824) pertaining to the 1982 Employee Stock Purchase Plan and Director Fee Plan, As Amended and 1996 Director Fee Plan, and Registration Statements (Form S-8 No. 33-95608, No. 33-54422, No. 333-55911, No. 33-02254, and No. 33-03958) pertaining to the 1986 Stock Option Plan, As Restated and Amended as of May 12, 1998 of Data I/O Corporation of our report dated February 7, 2001, with respect to the consolidated financial statements and schedule of Data I/O Corporation as of December 28, 2000 and for the two year in the period then ended, included in this Annual Report (Form 10-K) for the year ended December 31, 2001, filed with Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP

Seattle, Washington
March 26, 2002